As filed with the Securities and Exchange Commission on November 21, 2005
                                                  Registration No. 333-118043
=============================================================================



             U. S. Securities and Exchange Commission
                       Washington, DC 20549

                            Form SB-2
                  Post-effective Amendment No. 1

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        VIEW SYSTEMS, INC.
          (Name of small business issuer in its charter)

          Nevada                    3812                      59-2928366
 (State of incorporation)  (Primary Standard Industrial   (I.R.S. Employer
                            Classification Code Number)  Identification No.)

                 1550 Caton Center Drive, Suite E
                    Baltimore, Maryland 21227
                    Telephone:  (410) 242-8439
  (Address and telephone number of principal executive offices and principal place of business)

                        Gunther Than, CEO
                        View Systems, Inc.
                1550 Caton Center Drive, Suite E
                    Baltimore, Maryland 21227
                    Telephone:  (410) 242-8439
    (Name, address and telephone number of agent for service)
                         ---------------
                            Copies to:
                       Cindy Shy, Attorney
                         Cindy Shy, P.C.
                         P.O. Box 380-236
                        Ivins, Utah 84738
                    Telephone: (435) 674-1282


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         EXPLANATORY NOTE

On August 9, 2004, View Systems, Inc. filed a registration statement on Form SB-2 (Registration No. 333-118043) which originally registered 18,621,050 shares of common stock for sale by the selling stockholders named therein. Of the shares registered, 14,099,230 shares have been sold and 170,000 shares will be carried over to a combined registration statement. Pursuant to the undertaking contained in the registration statement, we are filing this post-effective amendment to deregister 3,251,820 shares that have not been sold.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements of filing on Form SB-2 and authorized this Post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the city of Baltimore, state of Maryland, on November 18, 2005.


                               VIEW SYSTEMS, INC.


                               /s/ Gunther Than
                           By: ______________________________________________
                                Gunther Than
                                Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date: November 18, 2005         /s/ Gunther Than
                                ______________________________________________
                                Gunther Than
                                Chief Executive Officer, Principal Financial
                                and Accounting Officer, Treasurer and Director


Date: November 18, 2005         /s/ Michael L. Bagnoli
                                _____________________________________________
                                Michael L. Bagnoli
                                Secretary and Director


Date: November 18, 2005         /s/ Martin J. Maassen
                                ____________________________________________
                                Martin J. Maassen
                                Director